UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                               RENTRAK CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required
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            pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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|_|     Check box if any part of the fee is offset as provided by Exchange Act
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        was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                               RENTRAK CORPORATION
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220

To Our Shareholders:

         Our 2003 Annual Meeting of Shareholders will be held on Thursday, August 21, 2003, at 10:00 a.m., Pacific Daylight Time, at our executive offices, located at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon, 97220. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement. Our 2003 Annual Report is also enclosed.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. ACCORDINGLY, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the meeting, and the Board of Directors joins me in hoping that you will, there will be an opportunity to revoke your proxy and to vote in person if you prefer.


                                                     Sincerely yours,

                                                     /s/  Paul A. Rosenbaum
                                                     ----------------------
                                                     PAUL A. ROSENBAUM
                                                     Chairman of the Board

                               RENTRAK CORPORATION
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held August 21, 2003

To the Shareholders of
Rentrak Corporation:

         The Annual Meeting of Shareholders of Rentrak Corporation ("Rentrak") will be held on Thursday, August 21, 2003, at 10:00 a.m., Pacific Daylight Time, at Rentrak's executive offices, located at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon, 97220, for the following purposes:

1. To elect a Board of Directors consisting of six members, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified;

2.            To hear reports from various officers of Rentrak; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on June 23, 2003 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. The proxy statement, proxy card and 2003 Annual Report to Shareholders accompany this Notice.

         Whether or not you plan to attend the Annual Meeting, please fill out, sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. You may revoke your proxy in writing or at the Annual Meeting if you wish to vote in person.

                                            By Order of the Board of Directors:

                                            /s/ F. Kim Cox
                                            --------------
                                            F. KIM COX
                                            President and Secretary
Portland, Oregon
July 8, 2003

                               RENTRAK CORPORATION
                               One Airport Center
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220
                             ----------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held August 21, 2003
                           --------------------------


Date, Time, Place of Meeting

         The board of directors of Rentrak Corporation ("Rentrak") is furnishing this proxy statement and the accompanying 2003 Annual Report to Shareholders, notice of annual meeting, and the enclosed proxy card in connection with the board's solicitation of proxies for use at Rentrak's 2003 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held Thursday, August 21, 2003, at 10:00 a.m. Pacific Daylight Time, at Rentrak's executive offices, located on the fourth floor at One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220.

Solicitation and Revocation of Proxies

         Shares represented by a proxy card that is properly dated, executed and returned will be voted as directed on the proxy. If no direction is given, proxies will be voted FOR each of the director nominees selected by the board of directors. If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. Any proxy given by a shareholder may be revoked at any time prior to its use by execution of a later-dated proxy delivered to Rentrak's Secretary, by vote in person at the Annual Meeting, or by written notice of revocation delivered to Rentrak's Secretary.

         Rentrak's board of directors has selected the two persons named on the enclosed proxy card to serve as proxies in connection with the Annual Meeting. These proxy materials and the accompanying Rentrak 2003 Annual Report to Shareholders are being mailed on or about July 8, 2003 to shareholders of record on June 23, 2003.

Purposes of the Annual Meeting

         The Annual Meeting has been called for the following purposes:

o To elect a board of directors consisting of six members, each to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified;
o        To hear reports from various officers of Rentrak; and
o To transact such other business as may properly come before the meeting or any adjournments thereof.

         Section 2.3.1 of Rentrak's 1995 Restated Bylaws, as amended, sets forth procedures to be followed for introducing business at a shareholders meeting. Rentrak has no knowledge of any other matters that may be properly presented at the Annual Meeting. If other matters do properly come before the Annual Meeting in accordance with the 1995 Restated Bylaws, the persons named in the proxy card will vote your proxy in accordance with their judgment on such matters in the exercise of their sole discretion.

Record Date and Shares Outstanding

         Only  shareholders  of record at the close of business on June 23, 2003
(the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 9,505,956 shares of Rentrak common stock were outstanding. For information regarding the ownership of Rentrak common stock by holders of more than five percent of the outstanding shares and by Rentrak's directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management."

Voting; Quorum; Vote Required

         Each share of common stock outstanding on the Record Date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of Rentrak's outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Assuming the existence of a quorum, the affirmative vote of a plurality of the votes cast at the Annual Meeting, in person or by proxy, will be required to elect persons nominated to be directors.

Effect of Abstentions

         If you abstain from voting, your shares will be deemed present at the Annual Meeting for purposes of determining whether a quorum is present. However, only votes cast in favor of a nominee for director will have an effect on the outcome of the election of directors

Effect of Broker Non-Votes

         If a broker holds your shares in street name, you should instruct your broker how to vote. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to the matter being considered and they did not receive voting instructions from the beneficial owner. Broker non-votes are deemed present at the Annual Meeting for purposes of determining whether a quorum is present, but will have no effect on the outcome of the election of directors.

2004 Shareholder Proposals

         The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 2004 Annual Meeting of Shareholders is March 10, 2004. To be considered at the 2004 Annual Meeting of Shareholders,
Section 2.3.1 of Rentrak's 1995 Bylaws, as amended, requires shareholders to deliver notice of all proposals, nominations for director and other business to Rentrak's principal executive office no later than 60 calendar days (or by June 22, 2004) and no earlier than 90 calendar days prior to the first anniversary of the date of the 2003 Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Rentrak's 1995 Restated Bylaws, as amended, provide that its board of directors shall consist of six members. The board of directors has nominated the individuals named below to fill the six positions. If for any reason any of the nominees named below should become unavailable for election (an event that the board does not anticipate), proxies will be voted for the election of such substitute nominee as the board in its discretion may recommend. Proxies cannot be voted for more than six nominees. If a vacancy occurs after the Annual
Meeting, the board of directors may elect a replacement to serve for the remainder of the unexpired term.

         The board of directors recommends a vote "FOR" the election of each of the following nominees for director:

         CECIL D. ANDRUS (age 71). In 1995, Mr. Andrus founded and serves as the chairman of the Andrus Center for Public Policy at Boise State University. Since 1995, Mr. Andrus has also been of counsel to the Gallatin Group, a public policy consulting firm in Boise, Idaho. He was elected governor of the State of Idaho for four terms (beginning in 1970, 1974, 1986, and 1990). Mr. Andrus also was the U.S. Secretary of the Interior from 1977 to 1981. Mr. Andrus serves as a director of Albertsons, Inc., KeyCorp, and Coeur d'Alene Mines.

         GEORGE H. KUPER (age 62). Beginning April 2001, Mr. Kuper served as Chief Operating Officer of Rentrak's e-fulfillment subsidiary 3PF.COM, Inc., through December 2001, on a part-time consulting basis. For several years, Mr. Kuper has been an independent consultant in the areas of public policy, environmental and energy issues and provides advice to small and start-up companies in the chemical, electronics, and software industries. Mr. Kuper has also served as president, chief executive officer, and a director of the Council of Great Lake Industries ("CGLI") located in Ann Arbor, Michigan, since 1994. CGLI is affiliated with the World Business Council for Sustainable Development located in Geneva, Switzerland and is a not-for-profit association consisting of more than two dozen U.S. and Canadian companies. Since 1994, Mr. Kuper has also served as the chairman of the Office of the Secretary of Defense Working Group on Dual-Use Technology Policy. Prior to 1994, Mr. Kuper's activities included serving for three years as the executive director of the National Center for Productivity and Quality of Working Life, a Presidential appointment, working for General Electric Company for five years to enhance its productivity programs, and serving as executive director of the Manufacturing Studies Board of the National Academy of Sciences, National Research Council, for five years. Mr. Kuper received a B.A. in political science from The Johns Hopkins University and an M.B.A. from the Harvard School of Business Administration.

         JOON S. MOON, Ph.D. (age 65). Dr. Moon has served as the chairman of Rooto Corporation, a manufacturer of industrial and household chemicals, for more than the past five years. Dr. Moon's background is as a research chemist with E.I. duPont de Nemours Company and Celanese Corporation. Dr. Moon received a B.S. in chemical engineering from Michigan State University and a Ph.D. in chemical engineering from the University of California at Berkeley. Dr. Moon serves as a member of the board of directors of Thomas Jefferson University, and has previously served as a director of Michigan State University Foundation, Michigan Bank, Independence One Mutual Fund, Michigan General Corporation, Maxco Energy, and Progressive Dynamics Corporation.

         JAMES G.  PETCOFF  (age 47).  Mr.  Petcoff is  chairman of the board of
North Pointe Financial Services, Inc., a provider of insurance and other financial services, and served as president of North Pointe from 1986 until 2002. Since 1999, Mr. Petcoff has also served as president and chief executive officer of Queensway Financial Holdings Limited, a Canadian holding company affiliated with North Pointe Financial Services, Inc. He received an M.B.A. and a J.D. from the University of Detroit. Mr. Petcoff is a director of Lease Corporation of America.

         PAUL A. ROSENBAUM (age 60). Mr. Rosenbaum serves Rentrak as its current Chairman and Chief Executive Officer since his election on September 19, 2000. Prior to his current position at Rentrak, Mr. Rosenbaum founded SWR Corporation in 1994 and continues to serve as its chief executive officer. SWR Corporation designs, tests, and markets industrial chemicals. Mr. Rosenbaum has also been engaged in the private practice of law through his own firm specializing in corporate and administrative law since 1978. He received a B.S. in American studies from Springfield College and a J.D. from The George Washington University Law School.

         STANFORD  C.  STODDARD  (age 72).  Mr.  Stoddard  has been  chairman of
LaGrande Capital, L.L.C., a financial consulting firm with offices in Southfield, Michigan, since his retirement more than five years ago. During his 30-year banking career, Mr. Stoddard was President of Michigan National Bank of Detroit, Chairman of the out state Michigan National Bank, and Founder, President and Chairman of Michigan National Corporation, the parent bank holding company of the banks. Mr. Stoddard is currently chairman of MTC Capital Corporation, the holding company for Michigan Trust Bank. Mr. Stoddard is a former director of Chatham Supermarkets, Inc., Michigan National Corporation, Michigan National Bank, Michigan National Bank of Detroit, Florida Leasing and Capital Corporation, Federal Home Life Insurance Company, FHF Life Insurance Company and the Chamber of Commerce of the United States of America. Mr. Stoddard graduated from the University of Michigan with a B.A. in business administration.



                      COMMITTEES AND MEETINGS OF THE BOARD

         The board of directors has a standing Finance Committee, Audit Committee and Compensation Committee. The board of directors does not have a nominating committee.

         The Finance Committee is comprised of Joon Moon, Chair, George Kuper and Paul Rosenbaum and is responsible for evaluating strategic financial issues facing Rentrak. During the fiscal year ended March 31, 2003, the Finance Committee met five times.

         The Audit  Committee is presently  comprised  of Cecil  Andrus,  Chair,
James Petcoff and Stanford Stoddard and is responsible for evaluating the integrity of Rentrak's financial reporting to shareholders. During the fiscal year ended March 31, 2003, the Audit Committee held five meetings.

         Since March 31, 2002, the Compensation Committee has been comprised of James Petcoff, Chair, and Cecil Andrus and is responsible for evaluating the performance of Rentrak's management and making compensation decisions regarding Rentrak's executive employees. During the fiscal year ended March 31, 2003, the Compensation Committee met one time.

         During the fiscal year ended March 31, 2003, the board of directors held five meetings, each of which were conducted in person. Each director attended at least 75 percent of the total number of meetings held by the board of directors and the committees of the board of directors on which he served during the fiscal year ended March 31, 2003.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of June 23, 2003, certain information regarding the beneficial ownership of Rentrak common stock by (i) each person known to be the beneficial owner of 5 percent or more of Rentrak's outstanding shares of common stock, (ii) each director of Rentrak, (iii) Rentrak's Chief Executive Officer and the next four most highly compensated executive officers who were employed by Rentrak at March 31, 2003 (the "Named Executive Officers"), and (iv) the present directors and executive officers of Rentrak as a group.



                                                             Shares Beneficially Owned
-------------------------------------------------------------------------------------------
Name                                                       Number (1)         Percentage (1)

Cecil Andrus                                                   31,000                *
F. Kim Cox                                                    369,250              3.8%
Marty Graham                                                   84,540                *
George Kuper                                                   31,500                *
Joon Moon                                                      32,000                *
James Petcoff                                                  27,500                *
Paul Rosenbaum                                                609,720              6.2%
  One Airport Center
  7700 N.E. Ambassador Place
  Portland, Oregon 97220
Stanford Stoddard                                              87,650                *
Mark Thoenes                                                   22,500                *
Amir  Yazdani                                                 165,968              1.7%

All Officers and Directors as a group (15 persons)          1,581,172             14.7%

Neil Gagnon                                                   823,099(2)           8.7%
  1370 Avenue of the Americas, Suite 2002
  New York, New York 10019

Royce & Associates, LLC                                       527,500(3)           5.5%
  1414 Avenue of the Americas
  New York, New York 10019

Dimensional Fund Advisors, Inc.                               503,770(4)           5.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

* Less than one percent


(1) Unless otherwise indicated, each person has sole voting and dispositive power over the shares listed opposite his name. All percentages have been calculated assuming that 9,505,956 shares of Rentrak's common stock are issued and outstanding as of June 23, 2003. In accordance with SEC regulations, the number of shares and percentage calculation with respect to each shareholder assumes the exercise of all outstanding options such shareholder holds and that can be exercised within 60 days after June 23, 2003, as follows:

         Cecil Andrus, 30,000 shares; F. Kim Cox, 317,083 shares; Marty Graham, 84,536 shares; George Kuper, 27,500 shares; Joon Moon, 30,000 shares; James Petcoff, 27,500 shares; Paul Rosenbaum, 400,000 shares; Stanford Stoddard, 15,000 shares; Mark Thoenes, 22,500 shares; Amir Yazdani, 152,639 shares; and all executive officers and directors as a group, 1,225,677 shares.
(2) Neil Gagnon files a Schedule 13G reporting as of December 31, 2002, sole voting power as to 196,425 shares, shared voting power as to 200,250 shares, sole dispositive power as to 165,155 shares, and shared dispositive power as to 626,674 shares.
(3)      Royce & Associates, LLC, a registered investment advisor, filed a
         Schedule 13G reporting as of December 31, 2002, sole voting and dispositive power as to 527,500 shares.
(4) Dimensional Fund Advisors, Inc., a registered investment advisor, filed a Schedule 13G reporting as of December 31, 2002, sole voting and dispositive power as to 503,770 shares.

                               EXECUTIVE OFFICERS

         The names, ages, positions and backgrounds of Rentrak's present executive officers in addition to Paul Rosenbaum are as follows:

                                Position
 Name                   Age    Held Since    Current Position(s) with Rentrak and Background
 ----                   ---    ----------    -----------------------------------------------
F. Kim Cox              51        2000      President  and  Secretary.  From 1999 until 2000,  Mr. Cox served as Executive Vice  President,  Secretary and Treasurer.  From 1995
                                            until 1999,  Mr. Cox served as  Executive  Vice  President,  Chief
                                            Financial  Officer,  Secretary  and  Treasurer.  Prior to  joining
                                            Rentrak in 1985, Mr. Cox was an attorney in private  practice and, prior to that, an accountant with the firm  Arthur Andersen LLP.

 Craig Berardi          45        1998      Vice  President,  Product  Development  Operations.  Mr.  Berardi
                                            joined  Rentrak  in 1994.  From  1994 to 1998,  he held a  variety of  operational  positions  with  Rentrak.  Beginning in 1998,  he served as Vice  President,  International  and was promoted to his current  position in June,  2003.  Prior to joining  Rentrak,  Mr.
                                            Berardi  served  from 1985 to 1993 as  Director of Finance for the
                                            Film & Video Services Division at Warner Bros.  Studio.  From 1979
                                            to 1985 Mr. Berardi worked in the banking industry.

 Timothy Erwin          34        2000      Vice  President,  Customer  Relations.  Mr. Erwin  has been  with
                                            Rentrak  for 15 years and,  prior to his  promotion  in June 2000, held  positions  including  Manager of Customer  Services  and Key
                                            Accounts and Director of Customer Relations.

 Ron Giambra            41        2003      Senior Vice President, Theatrical.  Mr. Giambra joined Rentrak in
                                            2001 as Vice President, Theatrical and now serves as Senior Vice
                                            President, Theatrical, since his promotion in early 2003. Prior to joining Rentrak, Mr. Giambra held various management positions with motion picture distribution companies, including Tribune
                                            Media from 2000 to 2001, Destination Films in 1999 and 2000,
                                            Polygram Film Entertainment from 1997 to 1999 and Orion Films from 1983 to 1997.

 Marty Graham           45        2002      Senior Vice  President,  Studio  Relations.  Mr. Graham has served in his  current  position  since May 2002.  Previously,  he served
                                            Rentrak  as  Vice  President,  Product  Development  beginning  in
                                            1991.  Mr.  Graham  joined  Rentrak in October 1988 as Director of
                                            Product  Development.  Prior to joining Rentrak, Mr. Graham served as General  Manager  and  Secretary/Treasurer  of Pacific  Western
                                            Video Corporation.

 Kenneth Papagan        51        2002      Executive  Vice  President,   Business   Development.   Prior  to
                                            joining  Rentrak in November  2002,  Mr. Papagan held positions as
                                            President  for  Delmar  Media.Net,   a  consulting  services  firm
                                            focused  on media,  broadband  and  telecommunications  companies, from 2001 to 2002, as Senior Vice  President  and General  Manager
                                            from 1997 to 2001 at Digital  Media and Broadband  Solutions,  iXL
                                            Inc.,  a  global  strategic  internet   consulting  firm,  and  as
                                            Principal of Delmar Media, a media services  consulting firm, from
                                            1991 to 1997.  Mr.  Papagan began his career working for a variety of media  organizations,  including the JCPenney Shopping Channel, the  Fashion  Channel,  the  consulting  firm  PRO,  Oak Media and
                                            ON-TV.



 Christopher Roberts    35        2003      Senior Vice  President,  Sales.  Mr.  Roberts was  promoted to his present  position in June 2003.  Prior to becoming Vice President,
                                            Sales in 1994,  which position he held until 2003, Mr. Roberts was
                                            Rentrak's   National   Director  of  Sales,  a  position  he  held
                                            beginning  in September  1992.  Previously,  Roberts  worked as an account executive for Rentrak.

 Mark Thoenes           50        2003       Senior Vice President and Chief Financial  Officer.  From July 1,
                                            2000, to December 31,  2000, Mr. Thoenes was engaged as an outside consultant  to serve as  Rentrak's  Chief  Financial  Officer.  He became Chief  Financial  Officer of Rentrak on January 1, 2001 and
                                            was  promoted  to his  present  position  in June  2003.  Prior to joining  Rentrak,  Mr. Thoenes  worked in the healthcare  industry for 14 years  in  various  financial  and  operational  management positions,  most recently as Chief Operating Officer for Physician
                                            Partners,  Inc.  and as Chief  Financial  Officer  for  PhyCor  of
                                            Vancouver,  Inc., both health care  companies,  beginning in 1996.
                                            Mr.  Thoenes began his career serving as a CPA with the accounting firm Ernst & Young LLP.

 Amir Yazdani           43        2001      Chief  Information  Officer.  Mr.  Yazdani  was  promoted  to  his present  position in July 2001.  Previously,  Mr. Yazdani was Vice
                                            President,  Management Information Systems of Rentrak's subsidiary
                                            3PF.COM,  Inc.,  from  1999  to  June  2001  and  Vice  President,
                                            Management Information Systems of Rentrak from 1993 to 1999.

                             EXECUTIVE COMPENSATION

         The following table sets forth all compensation paid by Rentrak to the Named Executive Officers during the fiscal years ended March 31, 2003, 2002 and 2001.

                           Summary Compensation Table

                                                                                                Long-Term
                                                           Annual Compensation                 Compensation
                                                ------------------------------------------   ------------------
                                                                                                  Awards
                                                                                             ------------------
                                                                                                Securities
                                   Fiscal Year                               Other Annual       Underlying          All Other
                                      Ended         Salary       Bonus       Compensation      Options/SARs       Compensation
Name and Principal Position (1)     March 31,        ($)          ($)          ($)(2)              (#)               ($)(3)
-------------------------------     ---------        ---          ---          ------              ---               ------


Paul Rosenbaum,                       2003          $450,000     $50,000          $22,277           100,000            $1,500
Chairman and Chief                    2002           391,186     100,000           55,095           200,000             1,500
Executive Officer                     2001           152,500      87,500           23,703           100,000                 0


F. Kim Cox,                           2003           257,361           0                0                 0             5,187
President and Secretary               2002           209,601      28,815                0                 0             6,198
                                      2001           201,044      20,000                0             5,000(4)          5,647

Marty Graham,                         2003           193,139           0                0            50,000             3,371
Senior Vice President, Studio         2002           172,244      19,625                0                 0             3,932
Relations                             2001           160,598       5,000                0            10,000             3,635

Mark Thoenes, Chief Financial         2003           205,477           0                0            50,000             1,500
Officer                               2002           191,606      20,000                0                 0             1,500
                                      2001            42,000       5,000                0            20,000            99,373

Amir Yazdani, Chief                   2003           212,234           0                0            60,000             2,983
Information Officer                   2002           205,074      26,000                0           120,000             3,220
                                      2001           197,959      30,000                0            10,000             2,911
                                                                                                     15,000(4)


(1)     Reflects principal position as of March 31, 2003.

(2) Amounts disclosed in this column include monthly lease and maintenance payments on automobile of $13,623 in 2003, $11,692 in 2002 and $3,302 in 2001 to Mr. Rosenbaum; payments to Mr. Rosenbaum for housing in Portland, Oregon, of $37,931 in 2002 and $17,762 in 2001; and $8,654 for
        a miscellaneous payment in 2003, $5,472 in 2002 and $2,639 in 2001.

(3) Amounts disclosed in this column reflect the following matching contributions during fiscal 2003 on behalf of the Named Executive
        Officers under Rentrak's 401-K plan: Paul Rosenbaum $1,500, F. Kim Cox
        $1,500, Marty Graham $1,500, Mark Thoenes $1,500, and Amir Yazdani
        $1,500. Rentrak also made payments to supplemental disability and life insurance plans during fiscal 2003 for the following Named Executive
        Officers: F. Kim Cox $3,687, Marty Graham $1,871, and Amir Yazdani
        $1,483.

(4) Represents options to purchase shares of 3PF.COM, Inc. ("3PF"), common stock.


Stock Option Grants

         The following table sets forth information concerning stock option grants to each of the Named Executive Officers during the fiscal year ended March 31, 2003. Rentrak did not grant any stock appreciation rights to executive officers during the fiscal year.


                        Option Grants in Last Fiscal Year


                                                                                                 Potential realizable value
                                                                                                  at assumed annual rates
                                                                                                of stock price appreciation
                                      Individual Grants (1)                                         for option term (2)
------------------------------------------------------------------------------------------------------------------------------
                                       Number of         % of Total
                                       securities          options
                                       underlying         granted to
                                        options         employees in    Exercise      Expiration
Name                                    granted          fiscal year      price          date             5% ($)         10% ($)

------------------------------------------------------------------------------------------------------------------------------
Paul Rosenbaum                         100,000 (3)         17.75%       $ 5.00  (5)   8/22/2007                $0        $128,099
F. Kim Cox                                   -                  -            -               -                  -               -
Marty Graham                            50,000 (4)          8.88%       $ 5.80  (6)   5/09/2007            80,122         177,048
Mark Thoenes                            50,000 (4)          8.88%       $ 5.80  (6)   5/09/2007            80,122         177,048
Amir Yazdani                            60,000 (4)         10.65%       $ 5.80  (6)   5/09/2007            96,146         212,457

--------------------------------

(1) Options granted include both incentive stock options and nonqualified stock options.
(2) These calculations are based on certain assumed annual rates of appreciation as required by SEC rules governing the disclosure of executive compensation. Under these rules, an assumption is made that the market price of the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the five or ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock of Rentrak and overall market conditions. There can be no assurance that the gains reflected in this table will be achieved.
(3) Option vests in full on August 22, 2003. (4) Option vests in four equal annual installments.
(5)            The exercise price is $5.00 through August 21, 2004; $5.25 from
               August 22, 2004 through August 21, 2005; $5.50 from August 22,
               2005 through August 21, 2006; and $5.75 from August 22, 2006 through August 21, 2007. The closing sales price of Rentrak's common stock on the date of grant was $3.90 per share.
(6) The exercise price per share equals the closing sales price on the date of grant.


Stock Option Exercises

         The following table sets forth certain information concerning stock option exercises by each of the Named Executive Officers during the fiscal year ended March 31, 2003, and the value of in-the-money options (e.g., options as to which the market value of Rentrak common stock exceeds the exercise price of the options) held by such individuals on March 31, 2003. The value of in-the-money options is based on the difference between the exercise price of such options and the closing price of Rentrak common stock on March 31, 2003, which was $5.14 per share. As 3PF's common stock is not publicly traded, outstanding options are not deemed to be in-the-money as the current value of the stock is not presently ascertainable. Unless otherwise indicated, the options listed below are for Rentrak common stock.

                   Aggregated Option Exercises in Fiscal 2003
                        and Fiscal Year-End Option Values


                                                        Number of Securities             Value of Unexercised In-the-
                                                       Underlying Unexercised               Money Options at Fiscal
                                                   Options at Fiscal Year End (#)                Year End ($)
                                                  ---------------------------------   ------------------------------------
                        Shares
                     Acquired on       Value
       Name          Exercise (#)   Realized ($)   Exercisable     Unexercisable         Exercisable      Unexercisable
-----------------------------------------------------------------------------------   ------------------------------------

Paul Rosenbaum             0             $0        300,000           100,000           $  560,000         $  14,000
F. Kim Cox            14,062         13,200        323,924            25,811              110,909             5,090
                                                         0             5,000(1)                 0                 0
Marty Graham               0              0         78,750            60,000              100,256            17,648
Mark Thoenes               0              0         10,000            60,000               29,520            29,520
Amir Yazdani          10,839         11,121        108,478           140,000              140,437           139,200
                                                         0            15,000(1)                 0                 0


-----------------------------------

(1) Option to purchase shares of 3PF's common stock.


Equity Compensation Plan Information

Equity Compensation Plan Information

         The following table sets forth additional information as of March 31, 2003, about shares of the Rentrak Common Stock that may be issued upon the exercise of options, warrants, and other rights under Rentrak existing equity compensation plans and arrangements, divided between plans approved by Rentrak shareholders and plans or arrangements not submitted to the shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants, and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.


                                                                                                          Remaining Available For
                                     Number of Securities to be            Weighted-Average                Future Issuance Under
                                       Issued Upon Exercise of            Exercise Price of                Equity Compensation
                                        Outstanding Options,             Outstanding Options,           Plans (excluding securities
            Plan Category               Warrants, and Rights             Warrants, and Rights           reflected in first column)
            -------------               --------------------             --------------------            --------------------------

Equity compensation plans                     1,728,335                        $4.4119                             695,469
approved by shareholders (1)

                                                286,584                        $4.3170                             337,776
Equity compensation plans                      --------                        --------                            -------
or arrangements not
approved by shareholders (2)


        Total                                 2,014,919                        $4.3984                            1,033,245
                                              ----------                       --------                           ---------


(1) Equity  compensation plans approved by shareholders  include the 1986 Second
Amended  and  Restated   Stock  Option  Plan,   as  amended,   the  1997  Equity
Participation Plan, as amended, and the 1992 Employee Stock Purchase Plan.

(2) Equity compensation plans or arrangements approved by Rentrak's board of directors but not submitted for shareholder approval include (a) the 1997 Non-Officer Employee Stock Option Plan and (b) warrants to purchase 30,000 shares of Common Stock with a purchase price of $7.50 per share and an expiration date of May 16, 2009, issued to an investment banking firm as partial consideration for financial advisory services in connection with strategic opportunities or financing transactions of potential interest to Rentrak.

         The 1997 Non-Officer Employee Stock Option Plan, as amended, provides for the issuance of up to 800,000 shares of Common Stock pursuant to nonstatutory options granted to employees or consultants of Rentrak who are not officers or directors of Rentrak. The Compensation Committee determines the terms of each option grant, including the number of shares covered, the exercise price, the expiration date, and provisions regarding vesting and exercisability following termination of employment.

Compensation of Directors

         Rentrak compensates its non-employee directors for their services by payment of $500 for each board meeting they attend in person or by telephone conference call. Each director who serves on a board committee receives payment of $500 for attending each in-person or telephone conference committee meeting. In addition, three non-employee directors are each paid a retainer of $22,500 per year (including $2,500 for service on the Audit Committee) and two non-employee directors are each paid a retainer of $20,000 per year. Rentrak also reimburses directors for their travel expenses for each meeting attended in person.

         Each non-employee director receives an automatic grant, at the beginning of each fiscal year, of a ten-year option to purchase 10,000 shares of Rentrak common stock, with a grant of an option for an additional 2,500 shares to each chairman of a board committee. Accordingly, on April 1, 2003, Messrs. Andrus and Petcoff and Dr. Moon each received an option for 12,500 shares; and Messrs. Kuper and Stoddard each received an option for 10,000 shares; each at an exercise price of $5.20 per share and exercisable in full one year after the date of grant. All grants to non-employee directors are made under Rentrak's 1997 Equity Participation Plan.


Employment Contracts and Termination of Employment and Change-In-Control Arrangements

         PAUL ROSENBAUM. Rentrak entered into an employment agreement effective October 1, 2001, with Mr. Rosenbaum relating to his employment as Chairman and Chief Executive Officer. The agreement has been extended pursuant to annual renewal provisions to September 30, 2004. In the event of a change in control of Rentrak, the term of the agreement will be automatically extended to December 31 of the third calendar year following the year in which the change in control occurs. A change in control includes (1) the acquisition by a person or group of beneficial ownership of 25% or more of the combined voting power of Rentrak's then outstanding capital stock, (2) the election of directors a majority of whom are not individuals nominated by Rentrak's then incumbent directors, and (3) the approval by Rentrak's shareholders of a plan of complete liquidation, a sale of substantially all of Rentrak's assets, or a merger or similar transaction other than a transaction in which Rentrak's shareholders continue to hold at least 75% of the combined voting power of the voting securities of the surviving entity immediately following the transaction, in each case unless the event otherwise constituting a change in control has been approved by two-thirds of Rentrak's directors then in office. The agreement with Mr. Rosenbaum provides for an annual base salary of $450,000, subject to annual review by the board of directors in its sole discretion as to whether to increase (but not decrease) his base salary level. The agreement also provides for the lease of an automobile for use by Mr. Rosenbaum and for employee benefits available to officers and other management employees generally. Upon termination of Mr. Rosenbaum's employment by reason of death, his estate will be entitled to a lump sum payment of $500,000 less any amounts payable under any life insurance policies purchased by Rentrak for the benefit of Mr. Rosenbaum's dependents. Upon termination of Mr. Rosenbaum's employment by Rentrak without cause or by Mr. Rosenbaum with good reason before a change in control of Rentrak occurs, Mr. Rosenbaum will be entitled to an additional 12 months' salary and benefits as long as Mr. Rosenbaum does not compete with Rentrak during that 12-month period. Cause is defined as a material breach of the agreement by Mr. Rosenbaum, his failure to comply with Rentrak's general policies or standards or to perform any job duties, a felony conviction or plea of no contest, or any act by Mr. Rosenbaum constituting fraud, dishonesty involving Rentrak, or in competition with or materially detrimental to Rentrak. Good reason is defined as Rentrak's failure to comply with the agreement or an act or failure to act by Rentrak that constitutes a substantial adverse change in Mr. Rosenbaum's position or responsibilities or a reduction in his base salary. Upon termination without cause or for good reason following a change in control and during the term of the agreement, Mr. Rosenbaum will be entitled to a lump sum payment equal to three times his annual base salary plus continuation of benefits for three years, subject to reduction to the extent that Mr. Rosenbaum's after-tax benefit would be larger after taking into account any excise tax payable on such severance as an excess parachute payment.

         F. KIM COX. Effective April 1, 1998, Rentrak entered into a four-year employment agreement with Mr. Cox. Under the agreement, Mr. Cox received an annual salary of $ 257,361, for the fiscal year ended March 31, 2003. If Mr. Cox is terminated for certain reasons other than for "cause" (as defined in the agreement), he is entitled to receive one year's base salary, subject to reduction should Mr. Cox find alternative employment of "comparable status" (as defined in the agreement), or if he does not exercise his best efforts to find such employment. If Mr. Cox is terminated for cause, he will receive only the amount of compensation accrued through the date of termination. If Mr. Cox's employment is terminated due to his death or disability, he (or his legal representative) is entitled to receive all compensation accrued as of the date of termination plus a lump sum severance payment equal to 180 days' base salary. The agreement has been extended through March 31, 2004.

         MARTY GRAHAM. Rentrak entered into an employment agreement with Mr. Graham in June 1995 which was amended and restated in May 1997 and, as further amended in September 2000, will expire on April 15, 2004.Under the agreement, Mr. Graham's salary is increased automatically on each anniversary date by $10,000 from its base of $130,000 on April 15, 1997. Mr. Graham is also entitled to participate in any bonus plan established by Rentrak for its officers, as well as a performance bonus ranging from $7,500 to $15,000 for achieving specified sales objectives. The agreement also provides for annual option grants to purchase 5,000 shares of Rentrak common stock vesting over five years. Under the terms of the agreement, a loan to Mr. Graham extended in 1997 in the amount of $35,000 was forgiven in full on April 15, 2002. Although Mr. Graham's employment may be terminated by Rentrak or voluntarily by Mr. Graham at any time upon 30 days' written notice, upon specified circumstances, he will be entitled to severance as outlined in the agreement. First, if Mr. Graham's employment is terminated by Rentrak without cause before, or more than two years after, a change in control occurs, Mr. Graham will be entitled to receive six months' base salary at the current rate as severance, reduced by the compensation received from other employment during the six-month severance period, and to continuation of specified insurance benefits. Termination of Mr. Graham's employment by Mr. Graham for good reason or by Rentrak following a change in control other than for cause would entitle Mr. Graham to receive, in a lump sum, one year's base salary at the current rate or the salary payable through the expiration date of the agreement, whichever is less, and to continuation of specified insurance benefits. If Mr. Graham voluntarily terminated his employment without good reason within two months following a change in control, he would be entitled to receive severance equal to one week of base salary for each full year that he has been employed by Rentrak. In the event of Mr. Graham's death during the term of the agreement, his estate will be entitled to receive a payment equal to 90 days' base salary and to exercise all unexpired options granted to Mr. Graham, whether or not vested at the time of his death. Mr. Graham will not be entitled to any additional compensation upon termination of employment under any other circumstances.

         MARK THOENES. Effective January 1, 2001, Rentrak entered into an employment agreement expiring December 31, 2005, with Mr. Thoenes providing for his employment as Rentrak's Chief Financial Officer. The agreement provides for an annual base salary of $168,000, subject to a minimum annual increase of 5% and other employee benefits provided from time to time to Rentrak's executives. The agreement also provided for an initial option grant with respect to 20,000 shares of Rentrak common stock and for option grants as to an additional 7,500 shares each year. Upon termination of Mr. Thoenes's employment by reason of death or disability, he or his estate will be entitled to a lump sum severance payment equal to six months' salary. If Mr. Thoenes's employment is terminated by Rentrak other than for cause within two years after a change in control of Rentrak, or by Mr. Thoenes for good reason, he will be entitled to receive a lump sum severance payment equal to one year's base salary or all base salary payable during the remaining term of the agreement, whichever is less. If his employment is terminated by Rentrak prior to a change in control or more than two years after a change of control for reasons other than death, disability or cause, he will be entitled to a lump sum severance payment equal to one year's base salary. Upon termination for any reason other than cause, Mr. Thoenes's options will vest in full to the extent not otherwise vested.

         AMIR YAZDANI. Rentrak entered into a five-year employment agreement with Mr. Yazdani effective July 1, 2001, relating to his employment as Rentrak's Chief Information Officer. The term of the agreement will be extended automatically for an additional 12 months unless either party gives notice that the agreement will not be extended by December 31, 2004. The agreement provides for an annual base salary of $206,634, subject to annual review for increase on or before April 1 each year. Under the agreement, Mr. Yazdani also received an option grant in 2001 relating to 120,000 shares of Rentrak common stock. Upon termination of Mr. Yazdani's employment by Rentrak without cause or by Mr. Yazdani for good reason, prior to or more than two years following a change in control of Rentrak, Mr. Yazdani will be entitled to receive severance payments equal to a continuation of his base salary through the later of one year following the date of termination and June 30, 2004. If Mr. Yazdani's employment is terminated during the term of the agreement without cause or for good reason within two years following a change in control, the severance payments to which he would otherwise be entitled as described in the preceding sentence will be reduced if his after-tax benefit would thereby be larger after taking into account all income and excise taxes.

                          REPORT OF THE AUDIT COMMITTEE

         The "Report of the Audit Committee" shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Audit Committee of the board of directors reports to the board and is responsible for overseeing Rentrak's financial reporting process, the systems of internal accounting and financial controls established by management, and the annual independent audit of Rentrak's financial statements. The Audit Committee is comprised of three directors, each of whom meets the independence requirements under current National Association of Securities Dealers corporate governance standards. The Audit Committee's activities are governed by a written charter adopted by the board on May 19, 2000.

         In discharging its responsibilities, the Audit Committee and its individual members have met with management and Rentrak's independent auditors, KPMG LLP, the accounting firm selected by the board of directors at the Audit Committee's recommendation (see "Independent Accountants" below) to review
Rentrak's  accounting  functions  and the audit  process.  The  Audit  Committee discussed and reviewed with its independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of the Company's internal controls, and issues relating to auditor independence. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

         Based on its review and discussions with management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements for the fiscal year ended March 31, 2003, be included in Rentrak's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Cecil Andrus (Committee Chair)      James Petcoff      Stanford Stoddard

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The "Report of the Compensation Committee on Executive Compensation" shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Compensation Committee of Rentrak is charged with determining the compensation of all executive officers of Rentrak. These decisions are based on Rentrak's executive compensation philosophy. This compensation philosophy has four primary principles: (i) linking executive compensation to the creation of sustainable increases in shareholder value; (ii) providing executive compensation rewards contingent upon organizational performance; (iii) differentiating compensation based on individual contribution; and (iv) encouraging the retention of a sound management team.

         To implement this philosophy, executive compensation has been comprised of three primary components - annual salary, performance bonuses and a long-term incentive program consisting of stock option grants. Ownership of shares of Rentrak's common stock by executives is encouraged and forms a significant component of the total executive compensation package. In addition, competitive factors are considered in determining executive compensation.

                                  Annual Salary
                                  -------------

         Rentrak has entered into employment agreements with its executive officers, including all of the officers named in the Summary Compensation Table above, which typically establish a base annual salary rate and may provide for annual increases in salary during the term of the agreement. Base salary rates reflect the level of duties and responsibilities of each executive officer, the executive officer's experience and prior performance, and competitive factors in Rentrak's industry.

                               Performance Bonuses
                               -------------------

         Rentrak has a discretionary bonus program pursuant to which performance bonuses are considered following the end of each fiscal year. No performance bonuses have been awarded to executive officers under this program for services during fiscal 2003. A bonus separately awarded to Rentrak's chief executive officer during fiscal 2003 is discussed below.

                           Long-Term Incentive Program
                           ---------------------------

         Stock option grants are used to motivate employees to focus on Rentrak's long-term performance, and Rentrak has long maintained stock option plans for key employees, including all executive officers. In some instances, option grants are specified in an officer's employment agreement. The size of each option grant is based upon such factors as the employee's duties, responsibilities, performance, experience and anticipated contribution to Rentrak.

         Stock options are typically awarded to executive officers on an annual basis. Additional grants may be made in the event of an executive officer's promotion. In fiscal 2003, Rentrak granted options to purchase a total of 410,000 shares of common stock to its executive officers (excluding officers who subsequently left Rentrak), including a 100,000 share grant to Mr. Rosenbaum as discussed below.

     Compensation of Paul A. Rosenbaum, Chairman and Chief Executive Officer
     -----------------------------------------------------------------------

         Effective October 2001, Rentrak entered into an employment agreement with Paul Rosenbaum, Chairman and Chief Executive Officer, which, as extended annually, has a current expiration of September 30, 2004. The agreement with Mr. Rosenbaum provides for an initial annual base salary of $450,000, which remained unchanged for fiscal 2003. The salary level was established based on Mr. Rosenbaum's prior work experience and expectations and compensation levels at companies of similar size and scope.

         In August 2002, at the request of the chair of the Compensation Committee, the full board of directors considered the award of a bonus and option grant to Mr. Rosenbaum. Mr. Rosenbaum abstained from participation in the deliberations regarding his compensation. The board of directors determined to award Mr. Rosenbaum a cash bonus payable promptly thereafter in the amount of $50,000. The board also authorized two additional performance bonuses in the amount of $75,000 for each of the third and fourth quarters of fiscal 2003, contingent upon the attainment of specified net income targets which were not met. Finally, the board approved the grant to Mr. Rosenbaum of a stock option for 100,000 shares with a five-year term, vesting in full one year after the date of grant, and an exercise price of $5.00 per share through August 21, 2004, with $0.25 per share increases annually thereafter. The fair market value of Rentrak's common stock on the date of grant was $3.90. The board of directors approved the option grant to Mr. Rosenbaum in furtherance of its objective of aligning the economic interests of Rentrak's executive officers with the interests of shareholders.


Submitted by the Compensation Committee of the Board of Directors and the full Board of Directors:

James Petcoff (Committee Chair)     Cecil Andrus

George Kuper, Joon Moon, Paul Rosenbaum, Stanford Stoddard


           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF RENTRAK
                CORPORATION, NASDAQ MARKET INDEX, AND PEER GROUP

         The chart on the next page compares the five year cumulative total return on Rentrak's common stock with that of the NASDAQ Market index, and a group of peer companies selected by Rentrak. The chart assumes $100 was invested on April 1, 1996 in Rentrak's common stock, the NASDAQ Market index, and the peer group, and that any dividends were reinvested The peer group is composed of the companies within the video distribution business and internet fulfillment business reflected in the 2001 peer group appearing in both the 2001 and 2002 proxy materials as follows: Hastings Entertainment, Inc., Blockbuster, Inc., Big Star Entertainment, Inc., Hollywood Entertainment Corp., Movie Gallery, Inc., Valley Media, Inc., and PFS Web, Inc.

         The following chart shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rentrak specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                                [OBJECT OMITTED]


           Measurement Period                                 NASDAQ         Rentrak-Selected
         (Fiscal Year Covered)         Rentrak Corp.       Market Index          Peer Group
         ---------------------         -------------       ------------          ----------
     Measurement PT - 3/29/98               $100.00           $100.00               $100.00
                3/31/99                      $29.61           $135.10               $100.94
                3/31/00                      $57.89           $251.32                $71.64
                3/31/01                      $38.82           $100.51                $62.71
                3/31/02                      $73.68           $101.13               $114.65
                3/30/03                      $54.10            $68.32                $86.27


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


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         In June 2000, the then directors of Rentrak approved a program to make loans available to those officers of Rentrak who were parties to an employment agreement with Rentrak for the purpose of allowing them to exercise their vested, unexercised "out of the money" employee stock options. The loans bore interest at the federal funds rate in effect on the date of each loan (6.5 percent per annum) payable annually. The principal amount of each loan was due on the earliest to occur of: (1) one year prior to the expiration of the term of the borrower's current employment agreement with Rentrak, (2) one year following termination of employment unless such departure followed a "change of control" (which occurred as a result of the replacement of Rentrak's board of directors on September 19, 2000), (3) five years from the date of the loan, or (4) one year from the date of the borrower's death. The loans were secured by the stock purchased upon the exercise of the options. The loans were without recourse (except as to the stock securing the loans) as to principal and were with full recourse against the borrower as to interest. The Rentrak board of directors discontinued the program as to new loans in November 2000.

         During fiscal 2001, several Rentrak officers obtained loans from Rentrak under the option loan program. Prior to March 31, 2002, all but two of the loans were cancelled in exchange for cancellation of the pledged shares to Rentrak and, in some cases, reinstatement of the related options on their original terms. During fiscal 2003, the remaining loans to two former officers were satisfied. Michael Lightbourne exercised his right to tender his shares subject to the loan back to Rentrak and received cash proceeds (before withholding and payroll taxes) of approximately $264,000 in August 2002, representing the fair market value of the 94,000 shares in excess of the loan principal amount of $355,375 and accrued interest of approximately $38,700. The other former officer's loans totaling $22,190 and accrued interest were cancelled in August 2002 upon tender of the pledged 5,000 shares, which had a fair market value less than the loan amount on the date of cancellation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Rentrak's directors and officers and persons who beneficially own more than 10 percent of the outstanding shares of Rentrak's common stock ("10 percent shareholders") to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of common stock and other equity securities of Rentrak. To Rentrak's knowledge, based solely upon a review of the copies of Forms 3, 4, and 5 (and amendments thereto) furnished to Rentrak or otherwise in its files, all of Rentrak's officers, directors and 10 percent shareholders complied in a timely manner with all applicable Section 16(a) filing requirements during fiscal 2003, except that Stanford Stoddard, a director of Rentrak, did not timely report a sale transaction in February 2003 relating to 20,000 shares.

                             INDEPENDENT ACCOUNTANTS

         Until May 9, 2002, Rentrak's independent public accountants for several years were Arthur Andersen LLP. On May 9, 2002, based upon a recommendation of the Audit Committee, the board of directors approved the dismissal of Arthur Andersen LLP as its independent public accountants. Arthur Andersen LLP's reports on the consolidated financial statements of Rentrak and subsidiaries for the fiscal years ended March 31, 2000, and March 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission. A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements was attached as Exhibit 16 to Form 8-K filed by Rentrak with the Securities and Exchange Commission on May 10, 2002.

         Also on May 9, 2002, based upon a recommendation of the Audit Committee and approval of the board of directors, the firm of KPMG LLP was engaged to be Rentrak's independent accountants. From March 31, 1999 until May 9, 2002, Rentrak had not consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rentrak's financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

         Rentrak's independent public accountants for the fiscal year ended March 31, 2003, were KPMG LLP. The board of directors intends to continue to retain KPMG LLP during the current fiscal year. No election, approval or ratification of the choice of independent public accountants by the shareholders is required. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is also expected to be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Rentrak's financial statements for the fiscal year ended March 31, 2003, and their review of the interim financial statements included in Rentrak's quarterly reports on Form 10-Q for that fiscal year, were $130,145.


Financial Information Systems Design and Implementation Fees

         During fiscal 2003, KPMG LLP did not provide any professional  services
to  Rentrak   with  regard  to   financial   information   systems   design  and
implementation.

All Other Fees

         Fees billed for services provided to Rentrak by KPMG LLP during fiscal 2003, other than the services described above under "Audit Fees," were $146,511. Such fees were for services rendered in connection with income tax consulting, planning and return preparation and various other consulting matters. The Audit Committee of the board has considered whether the provision of these services to Rentrak is compatible with maintaining the independence of Rentrak's independent public accountants.

                              FINANCIAL INFORMATION

         A copy of Rentrak's 2003 Annual Report on Form 10-K, including audited financial statements, is being sent to shareholders with this proxy statement.

                     INFORMATION CONCERNING THE SOLICITATION

         Rentrak will bear all costs and expenses associated with this solicitation. In addition to solicitation by mail, directors, officers, and employees of Rentrak may solicit proxies from shareholders, personally or by telephone, facsimile, or e-mail transmission, without receiving any additional remuneration. Rentrak has asked brokerage houses, nominees and other agents and fiduciaries to forward soliciting materials to beneficial owners of Rentrak common stock and will reimburse all such persons for their expenses.

                                           By Order of the Board of Directors,

                                           /s/  F. Kim Cox
                                           ---------------
                                           F. Kim Cox
                                           President and Secretary

Portland, Oregon
July 8, 2003

                               RENTRAK CORPORATION


         This proxy is solicited on behalf of the board of directors of Rentrak Corporation (the "Company").

         The undersigned hereby appoints each of Paul A. Rosenbaum and F. Kim Cox as proxies, with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all the shares of the Company's common stock held of record by the undersigned on June 23, 2003, at the annual meeting of the shareholders to be held at the Company's executive offices, One Airport Center, 7700 N.E. Ambassador Place, Portland, Oregon 97220, on August 21, 2003, at 10 a.m., Pacific Daylight Time, or any adjournments or postponements thereof.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is provided, the proxies named above will vote FOR each director nominee named in Proposal 1.

-------------------------------------------------------------------------------
                        Proposal 1: Election of Directors

The board of directors unanimously recommends a vote FOR each of the nominees named in Proposal 1.

Nominees:  Cecil D. Andrus,                |_|FOR election    |_|WITHHOLD
George H. Kuper, Joon S.Moon,              of all director    vote from all
James G. Petcoff,                          nominees (except   nominees
Paul A. Rosenbaum, Stanford C. Stoddard    as noted below)


To withhold authority to vote for any individual nominee, identify the nominee in the space below:
Exceptions:_________________________________________________

-------------------------------------------------------------------------------


         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Please date and sign exactly as name appears hereon. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated:  _____________________, 2003

   Signature____________________        Signature if held jointly______________

   Please mark, sign, date and return the proxy using the enclosed envelope.